EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Genworth Financial Asset Management Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Genworth Financial Asset Management Funds for the period ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Genworth Financial Asset Management Funds for the stated period.

/s/ Carrie E. Hansen	/s/ Starr E. Frohlich
Carrie E. Hansen Principal Executive Officer/President, Genworth Financial Asset Management Funds	Starr E. Frohlich Principal Financial Officer/Treasurer, Genworth Financial Asset Management Funds

Dated: 05/18/2012	Dated: 05/18/2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Genworth Financial Asset Management Funds for purposes of Section 18 of the Securities Exchange Act of 1934.